UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) November 8, 2021

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Research Programs

Lexaria Bioscience Corp. (“Lexaria”) has been progressing with the review and analysis of its study programs during the fall of 2021 with notable results being disclosed in its news releases of October 5, 2021 and October 13, 2021.

Lexaria has also commenced its first animal study EPIL-A21-1 to determine if DehydraTECH-CBD evidences superior treatment of seizure activity when compared to generic cannabidiol and Epidiolex and announced the following new research studies for the 2022 year:

HYPER-H21-4:  This 6-week efficacy study of approximately 60 volunteers who suffer from hypertension, will provide extensive data to Lexaria on how DehydraTECH-CBD treats hypertension and may provide additional long-term health benefits, including its effects on 24-hour ambulatory blood pressure; arterial stiffness and autonomic balance; brain structure and function through brain magnetic resonance imaging; blood biomarkers (including lipids such as cholesterol and more); renal, hepatic, sleep quality / daytime sleepiness / sleep disorders; actigraphy, geriatric depression scale, perceived stress, and Beck anxiety inventory.

HOR-A22-1: This PK study will evaluate the ability of DehydraTECH to enhance the delivery characteristics of estrogen. Estrogen helps to control the menstrual cycle but also controls cholesterol and protects bone health.

DEM-A22-1: This efficacy study will evaluate DehydraTECH-CBD with and without nicotine for the potential treatment of dementia. Alzheimer’s disease is the most common form of dementia and accounts for at least 60% of all cases, and nicotine is already showing promising results related to Alzheimer’s treatment.

RHEUM-A22-1: This efficacy study will focus on the ability of DehydraTECH-CBD to potentially affect treatment of rheumatoid disease.  Given CBD’s postulated efficacy related to inflammation, Lexaria will explore a possible role for CBD in this area of investigation. Rheumatic diseases are autoimmune and inflammatory diseases that cause the immune system to attack joints, bones, muscles and organs.

DIAB-A22-1: This efficacy study will explore the ability of DehydraTECH-CBD to potentially affect treatment of diabetes. Diabetes prevents the body from making enough insulin, resulting in abnormal blood sugar levels. Diabetes is the 7th largest cause of death in the US and there is currently no cure.

Investor Relations Contracts

Lexaria has engaged Barretto Pacific Corporation to provide various investor relations related services for compensation of USD$56,000 for the first four months, and USD$12,000 per month thereafter for the remainder of the 1-year term. Lexaria has also retained the consulting services of Mei Kuo for a 3-month period ending January 08, 2022, for public relations, marketing and similar related services in return for payment of USD$15,000 per month. No stock or options have or will be issued in relation to either contract.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

Date: November 10, 2021	By:	/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

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